Exhibit 10.23

(English Translation)

Realty Lease Contract

The Lessor (Party A):	Shenzhen Yijiayang Industrial Co., Ltd.
Address:	Sanlian, Baoan district, Shenzhen

The Lessee (Party B):	Shenzhen TMK Power Industries Ltd.
Address:	SanJun Industrial Park, HuaWang Road, Dalang,
Longhua Town, Shenzhen, 518109, China

This realty lease contract is entered into by and between Party A and Party B based on “China Contract Law”, “China Real Estate Administrative Law”, “Shenzhen Special Economic Zone House Leasing Act” and their implementing regulations. In consideration of the mutual covenants and agreements herein contained, it is agreed by and between the lessor and the lessee as follows:

Article 1 Party A leases the whole plant building (total four floors) and accompanied employee dorm (total five floors) located at YiJiaYa Industry Park, HuaWang Road, Dalang, Longhua Town, Shenzhen (hereafter referred to as “leased realty”) to Party B. The total area of the leased realty is 9600m2.

Article 2 The leasing price is 130,000RMB. Party B shall make the full payment for whole year at the year beginning, otherwise Party A hold the right to terminate the contract without approval from Party B. If Party B is willing to make one payment for the full-year, Party A shall offer the discount that the one-year full payment is only 1,300,00RMB.

Article 3 Party B shall make the 2009 one-year full payment of 1,300,000RMB before January 5th, 2009, 2010 one-year full payment of 1,300,000RMB before January 5th, 2010, 2011 one-year full payment of 1,300,000RMB before January 5th, 2011.

Article 4 If Party B does not make the annual payment on time, Party A is entitled to terminate water and electricity without liability to any costs incurred. In such case, Party A also holds the right to terminate the lease contract and apply for lawsuit at the Shenzhen Baoan Court without liability to the arising losses and lawsuit fees which shall be born by Party B.

Article 5 The lease term is from January 1st, 2009 to December 31st, 2011. The above term shall not cover beyond the land use period, otherwise, the period beyond the expiry of the land use period shall be deemed as invalid. Any losses arising from the excessive period shall be handled by the parties’ agreement; if no such agreement exists, the said losses shall be born by Party A.

Article 6 The leased realty is used to produce Nickel Metal Hydride (“Ni-MH”) batteries. Party B shall fully coordinate with Party A to apply for fire permission and property certificate. Should Party B wish to change the above use of the leased realty, it shall attain written permission of Party A in advance. Prior to change, Party B shall also apply to the property administration department for change the use.

Article 7 Party A shall deliver the leased realty to Party B and go through the transfer process by January 25th, 2009. Should Party A fails to deliver the leased realty to Party B on time, Party B has the right to request to extend the validity period of the contract accordingly.

Article 8 When handing over the leased realty, both parties shall confirm its conditions and its ancillary facilities and appliances, and attach a list to the contract.

Article 9 Party A may acquire 300,000RMB as a deposit after both parties signing the lease contract. Party A shall provide a receipt to Party B upon receiving a rent deposit from Party B.

Only under all of the following circumstances shall Party A refund the deposit to Party B:

1. at the time when this contract expires, water, electricity and lease payment have been paid off.

2. at the time when the leased realty is restored to original conditions and Party A has accepted the restoration. Reasonable natural wear and tear is permitted.

Under the following circumstances, Party A will not refund the deposit to Party B:

1. at the time when this contract expires, the water and electricity expense, contract breach penalty, compensation has not been paid off.

2. at the time when this contract expires, the leased realty is not returned back to the Party A.

Article 10 During the lease period, Party B shall pay the water and electricity expenses, sanitation fees, property management fees, tax fee related to realty lease contract and other fees arising from the use of property.

Article 11 Party A shall ensure that the property, its ancillary facilities and appliances meet the requirements of the lease, and shall guarantee that the security system in place comply with all relevant laws and regulations. Party A does not hold the liability to any losses of Party B arising from natural disasters.

Article 12 Party B shall use the leased realty and ancillary facilities property appropriately. No illegal act is allowed in the leased realty. Party A shall not interrupt Party B for the normal and reasonable use of the leased realty.

Article 13 Party B shall bear operation and maintenance costs of the elevator (weight 3 tons) installed by Party A and ensure the elevator to operate in good state at the time when this contract expires. Party A shall install 315KVA transmission.

Article 14 If due to Party B’s improper or unreasonable use, there is any damage or failure of the leased realty and its ancillary facilities, Party B shall promptly notify Party A and repair on its own cost or make compensation to Party A. If Party B refuses to carry out the repair work or to compensate, Party A could repair it by registry by registration office in advance and the maintenance fees shall be born by Party B.

Article 15 During the lease term, Party A and Party B shall sign a separate written agreement in case of any reconstruction, extension or decoration of the leased realty by any party.

If such case, extension or decoration is subject to the approval of related administration, such approval shall be attained in advance.

Article 16 Party B is not allowed to sublease part or all of the leased realty to third party. However, with Party A’s written consents, Party B could register the sublease to the registration office, and the sublease term shall not exceed the term of this contract.

Article 17 During the lease term, Party A may transfer part or all of the leased realty. In such case, Party A shall inform Party B, in writing, one month in advance. In case the leased realty has to be transferred, Party A shall inform the transferee to continue to perform this contract.

Article 18 During the lease term, the contract will be discharged or modified under the following circumstances:

1. due to force majeure, the contract could not be carried out;

2. due to government requisition, purchase, withdrawal or demolishment;

3. due to the mutual agreement of both parties.

Article 19 Should Party B perform any of the following acts, Party A has the right to require compensation from Party B, to not refund the lease deposit, and to require Party B to pay liquidated damage.

1. delays rent payment for more than 30 days (one month);

2. delays payment of fees equal to or greater than 130,000RMB;

3. conducts illegal activities in the leased realty that harm the public or others;

4. changes the structure or the use of the property without permission;

5. fails to perform the duty under Article 14 of this contract, and does not carry out the repair work or pay the maintenance fee , resulting in serious damage to the leased realty;

6. decorates the leased realty without the permission of Party A and the relevant administrative departments;

7. sublets the leased realty to a third party without the permission of Party A.

Party B shall be responsible for damages or breach of contract, and besides, under the above circumstances, Party A has the right to terminate the contract or modify the terms and conditions.

In case term 1 and 2 abovementioned be breached, Party A has the right to cut off water and electricity in addition to require Party B to bear losses and penalties.

Article 20 Party B shall move out of the leased realty and return it to Party A within ten days after the termination of this contract. Party B shall ensure that the leased realty and its ancillary facilities and appliances are in good state (except for normal wear and tear.) At the same time, Party B shall settle down all the payments of fees and go through all transfer processes. Should Party B delay moving out or returning the leased realty, Party A has the right to reprocess the leased realty and charge double rent.

Article 21 Should Party B wish to continue leasing the realty after the expiration of the contract, it shall propose to renew the contract two months before the expiration date. Party B has priority to lease the realty under the same conditions. When both parties agree to the renewal of the contract, a new lease contract shall be signed and registered at the registration office.

Article 22 Both parties shall abide to all terms listed in this contract. Any party who breaches the contract shall be liable for it.

Article 23 Any issue that has not been clarified in the contract shall be set forth in attachments which will act as part of this contract and have the same effect after signed by both parties. In case Party A and Party B have agreed to modify the contract during the lease term, the modified contract shall have the same effect as this contract.

Article 24 Any disputes arising from this contract shall be settled through negotiation. If no settlement is reached through negotiation, either party could apply for the registration office for intermediation; if intermediation fails, either party could apply for arbitration at People’s court.

Article 25 The contract shall come into force after it is signed by both parties. Party A and Party B shall register and record the contract at the registration office within 10 days after consigned by both parties.

Article 26 The contract written in Chinese version prevails.

Article 27 Four copies of the contract shall be produced, two for Party A and the other two for Party B.

Party A (Seal):	Shenzhen Yijiayang Industrial Co., Ltd.
Legal representative:
Telephone:
Bank Account No.:

Party B (Seal):	Shenzhen TMK Power Industries Ltd.
Legal representative:	Wu, Henian
Telephone:	0755-28109908
Bank Account No.:

Contract signing date: December 16th, 2008